Exhibit 32.2
Certification of
Chief Financial Officer
of First Financial Bankshares, Inc.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2011 of First Financial Bankshares, Inc. (the “Company”).
I, J. Bruce Hildebrand, the Executive Vice President and Chief Financial Officer of the Company certify that:
1. the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 4, 2011

By:	/s/ J. Bruce Hildebrand
J. Bruce Hildebrand
Chief Financial Officer
Subscribed and sworn to before me this 4th of May, 2011.

/s/ Gaila N. Kilpatrick
Gaila N. Kilpatrick
Notary Public
My commission expires: April 15, 2013